CROUCH,  BIERWOLF & CHISHOLM
                   Certified Public Accountants
                   50 West Broadway, Suite 1130
                    Salt Lake City, Utah 84101
                      Office (801) 363-1175
                        Fax (801) 363-0615

September 5, 2000


Securities and Exchange Commission
Washington, D.C. 20549

Re: Globalwise Investments, Inc.

Dear Sirs:

We have reviewed Item 3 - Change in and Disagreements with Accountants, of the Form 10-SB. We are in agreement with the statements presented therein so far as statements pertain to Crouch, Bierwolf & Chisholm.

Sincerely,



/s/ Crouch, Bierwolf & Chisholm

Crouch, Bierwolf & Chisholm